                                                                    EXHIBIT 23.1

                         CONSENT OF PANNELL KERR FORSTER



     We hereby consent to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 of JAKKS Pacific, Inc. of our report dated February 12, 1998, except for note 17, for which the date is April 1, 1998, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1997 and 1996, and for the years then ended.



     We also hereby consent to the reference to our firm as "Experts" in the Registration Statement.



                                        /s/ PANNELL KERR FORSTER
                                        PANNELL KERR FORSTER
                                        Certified Public Accountants
                                        A Professional Corporation


Los Angeles, California

May 7, 1998